Exhibit 3

Lock-Up Agreement

April 26, 2018

Lola One Acquisition Corporation

2255 Glades Road

Suite 324A

Boca Raton, FL 33431

Ladies and Gentlemen:

The undersigned understands that Lola One Acquisition Corporation (to be renamed Amesite Inc.”), a Delaware corporation (the “Company”), has entered into an Agreement and Plan of Merger and Reorganization, dated as of April 26, 2018 (as the same may be amended from time to time, the “Merger Agreement”) with Lola One Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Amesite Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

As a material inducement to each of the Parties to enter into the Merger Agreement and to consummate the Contemplated Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period commencing upon the Closing and ending on the date that is twenty-four (24) months after the Closing Date (the “Lock-Up Period”), the undersigned will not, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or

(ii)	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities, provided, in each case, that (1) the Company receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)	pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vi)	by will or intestate succession upon the death of the undersigned; or

(vii)	to the Company in satisfaction of any tax withholding obligation.

Furthermore, no provision in this lock-up agreement shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the exercise or exchange by the undersigned of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no shares were sold by the reporting person; (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this lock-up agreement; (4) the conversion of outstanding preferred stock of the Company into shares of Common Stock, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in this lock-up agreement; (5) transfers by the undersigned of shares of Common Stock purchased by the undersigned in the Private Placement Offering; and (6) transfers by the undersigned of shares of Common Stock purchased by the undersigned on the open market following the Closing Date

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Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. Any attempted transfer in violation of this lock-up agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this lock-up agreement, and will not be recorded on the share register of the Company. In furtherance of the foregoing, the undersigned agrees that the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up agreement. The Company may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Common Stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Merger Agreement is terminated for any reason, or if the Merger is not consummated by April 30, 2018, the undersigned shall be released from all obligations under this lock-up agreement. The undersigned understands that the Company is proceeding with the Contemplated Transactions in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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Any and all remedies herein expressly conferred upon the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to the Company in the event that any provision of this lock-up agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this lock-up agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of the Company with respect thereto.

This lock-up agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed lock-up agreement (in counterparts or otherwise) by the Company and the undersigned by facsimile or electronic transmission in .pdf format shall be sufficient to bind such parties to the terms and conditions of this lock-up agreement.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

Print Name of Stockholder:	Ann Marie Sastry

Signature (for individuals):

/s/ Ann Marie Sastry

Signature (for entities):

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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Accepted and Agreed by
LOLA ONE ACQUISITION CORPORATION (to be renamed AMESITE INC.):

By	/s/ Ian Jacobs
Name:	Ian Jacobs
Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]

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